EXHIBIT 10.1

                             COMMON STOCK AGREEMENT

      This Common Stock Agreement ("Agreement") is between Riverway Holdings, Inc., a Texas corporation (the "Company") and John E. Phillips, a resident of Harris County, Texas ("Phillips").

                              W I T N E S S E T H:

      WHEREAS, the Board of Directors of the Company had previously granted Phillips options ("Options") to acquire, in the aggregate, 25,000 shares of common stock, $1.00 par value ("Common Stock") of the Company at an average price of approximately $12.10, with such Options to expire on June 30, 1997; and

      WHEREAS, by a corporate resolution dated June 6, 1997, the Board of Directors of the Company has decided to grant Phillips, in exchange for his Options, 10,000 shares of Common Stock (the "Stock");

      NOW, THEREFORE, for and in consideration of these premises it is agreed as follows:

      1. GRANT AND EXCHANGE. Subject to the terms and conditions contained herein, the Company hereby grants Phillips 10,000 shares of the Stock in exchange for Phillips' Options, which Options are hereby canceled.

      2. RIGHTS AND RESTRICTIONS. As of the date hereof, Phillips shall be entitled to vote, receive dividends with respect to and enjoy all other rights and suffer all other obligations related to ownership of the Stock except that the Stock may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of except as provided in this Agreement. Phillips shall be entitled to unrestricted ownership of 2,000 shares of the Stock as of June 30, 1997 ("Issuance Date"). The other 8,000 shares of the Stock shall be subject to the above mentioned restrictions on transferability, provided that on each subsequent anniversary of the Issuance Date, the restriction on transferability with respect to an additional 2,000 shares shall be removed until the restrictions with respect to the final 2,000 shares are removed on the fourth anniversary of the Issuance Date.

      3. ISSUANCE OF CERTIFICATES; LEGENDS. The shares of the Stock issued to Phillips pursuant to this Agreement shall be evidenced by five separate stock certificates, each issued in the amount of 2,000 shares. The first certificate shall be issued without a restrictive legend. The other four certificates shall bear the following restrictive legend, with the date

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in each legend reflecting the actual date that the restriction on transferability set forth above is to be removed:

      THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN A COMMON STOCK AGREEMENT DATED JUNE 30, 1997, A COPY OF WHICH IS AVAILABLE AT RIVERWAY BANK. EXCEPT AS PROVIDED IN THE COMMON STOCK AGREEMENT, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL JUNE 30, ____.

      4. EXTRAORDINARY CORPORATE TRANSACTIONS. In the event of any merger, consolidation, acquisition, reorganization or similar occurrence in which the Company will not be a surviving entity, it is the intent of the Company and Phillips to have the restrictions on transferability set forth herein apply to any new shares of stock or other securities received in exchange for the shares of the Stock. In the event of the dissolution or liquidation of the Company or similar occurrence, the shares of the Stock shall become freely transferable.

      5. COMPLIANCE WITH SECURITIES LAWS. Prior to the issuance of a certificate(s) for shares of the Stock, Phillips shall enter into such written representations, warranties and agreements as the Board may reasonably request in order to comply with applicable securi ties laws or with this Agreement. In addition to the foregoing, Phillips hereby represents and warrants to the Company as follows:

            (a) Phillips acknowledges that the shares of the Stock constitute securities under the Securities Act of 1933, as amended and the securities laws of the State of Texas (the "Acts").

            (b) Phillips acknowledges that the shares of the Stock have not been registered under the Acts in reliance on available exemptions from the registration requirements thereof.


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            (c) Phillips represents and warrants that he has such knowledge and experience in financial, business and taxation matters generally and specific knowledge regarding the Company and its subsidiaries that he is capable of evaluating the merits and risks of his acquisition of the shares of Stock.

            (d) Phillips has been advised by the Company that registration under the Acts or exemptions from the registration requirements thereof will be required for any subsequent sale or other distribution of the shares of the Stock issued pursuant to this Agreement.

      6. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement between the parties hereto pertaining to the grant and exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      7. SEVERABILITY. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

      8. EXECUTION. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

      9. GOVERNING LAW. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any con flicts-of-law rule or principle that might refer same to the laws of another jurisdiction),


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except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

      IN WITNESS WHEREOF, this Agreement has been executed as of the 30th day of June, 1997.

                                    RIVERWAY HOLDINGS, INC.


                                      By:______________________________
                                      Name: Jack H. Mayfield, Jr.
                                      Title:Chairman of the Board




                                      By:______________________________
                                      Name:  John E. Phillips

                                      Address: ________________________

                                               ________________________

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